5 2018 10-K Exhibit 23.1

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Seelos Therapeutics, Inc. (formerly Apricus Biosciences, Inc.)

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (Nos. 333-229491, 333-229490, 333-223353, 333-221285, 333-220624, 333-220087, 333-200799, 333-198066, 333-191679, 333-182703, 333-178592, 333-165958, 333-152591, 333-148060, 333-140110, 333-132611, 333-125565, 333-122114, 333-117717, 333-111894, 333-107137, 333-105509, 333-96813, 333-46976 and 333-91957) and Form S-8 (Nos. 333-229846, 333-218368, 333-215419, 333-210040, 333-204748, 333-191680, 333-182704, 333-152284, 333-138598, 333-174392, 333-167365 and 333-93435) of Seelos Therapeutics, Inc. (formerly Apricus Biosciences, Inc.) of our report dated March 28, 2019, relating to the consolidated financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO USA, LLP
San Diego, California

March 28, 2019